EXHIBIT 4.2

THE NOTE EVIDENCED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

CONVERTIBLE NOTE

Health Enhancement Products, Inc.

US $[_________]

July __, 2007

FOR VALUE RECEIVED, the undersigned, Health Enhancement Products, Inc., a Nevada corporation, with its principal executive offices at 7740 East Evans Rd, Suite A100, Scottsdale Arizona, 85260 (“Maker”), hereby promises to pay, subject to Section 4 hereof, to the order of [______________], whose address is [__________________________________________________] (“Holder”), the sum of [_________________________________Dollars] (US $[_____________]) and any other fees and charges, on or prior to July 31, 2010, subject to extension, at the sole option of the Maker, until July 31, 2013 (the “Maturity Date”), provided, however, that to the extent that the Holder has not, prior to the Maturity Date, converted the principal amount of and interest due under this Note into shares of Maker’s common stock, $.001 par value (“Common Stock”), as permitted by Section 4 hereof, then, at the option of the Maker exercised by written notice to Holder, any remaining amount of principal, interest or fees/charges due hereunder may be paid in U.S. Dollars or converted on a mandatory basis into shares of Common Stock of Maker, in accordance with Section 4 of this Note.

This Note is being issued pursuant to that certain subscription agreement between the Maker and the Holder of even date.

1.

Interest.  The unpaid principal balance from time to time outstanding under this Note shall accrue and bear interest at a rate per annum equal to one percent (1.0%), until fully paid.  Interest hereunder shall be payable on the Maturity Date as provided herein.  Interest and fees shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.  In no event shall interest payable hereunder exceed the highest rate permitted by applicable law.  To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.

2.

Prepayment.  The principal balance of this Note may not be prepaid, either in whole or in part, prior to the Maturity Date.

3.

Events of Default.  The entire balance of unpaid principal shall, at the option of the Holder, become immediately due and payable if any of the following events shall occur and be continuing:

(i)

The Maker shall fail to make any payment herein provided when due; or

(ii)

There shall occur a default under any mortgage, indenture, loan agreement or other instrument evidencing indebtedness binding on the Maker or any of its subsidiaries which shall have resulted in the indebtedness evidenced thereby becoming or being declared due and payable prior to the date on which it would otherwise have been due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled; or

(iii)

The Maker or any of its subsidiaries shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Maker or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Maker or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (iii);

then, and in any such event, the Holder may, by notice to the Maker, declare the Note and all interest thereon to be forthwith due and payable, whereupon the Note and all such interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker; provided, however, that in the event of any actual or deemed entry of an order for relief with respect to the Maker under the U.S. Federal Bankruptcy Code, the Note and all such interest shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Maker.

All payments due hereunder shall be made at the address of the Holder as set forth in the Subscription Agreement, or at such other place as the Holder may designate from time to time in writing.

4.

Convertibility of Note.  At any time prior to the Maturity Date, the unpaid principal amount of this Note and the accrued but unpaid interest shall at the option of the Holder be convertible in whole or in part into shares of Common Stock at a rate equal to the lesser of (i) $.50 per share and (ii) the Market Price (but not less than $.25 per share).  To the extent that the Holder has not, prior to the Maturity Date, converted the principal amount of and interest due under this Note into shares of Maker’s Common Stock, as permitted by this Section 4, then, at the option of the Maker exercised by written notice to Holder, any remaining amount of principal, interest or fees/charges due hereunder may be paid in U.S. Dollars or converted on a mandatory basis into shares of Common Stock of Maker, in accordance with this Section 4.  For purposes hereof, “Market Price” means the average closing price of the Common Stock over the twenty (20) trading days preceding the conversion date, as reported on the NASD’s OTC Bulletin Board, or such other exchange or quotation medium on which the Common Stock is then traded or quoted. The issuance of the Common Stock upon conversion of this Note shall be subject to compliance with applicable securities laws.  The Holder shall execute such documents as the Maker shall reasonably require to insure compliance with such laws.

5.

Conversion of Note.  Subject to Section 4, the conversion rights represented by this Note may be exercised in whole, or in part, by the surrender of this Note and the duly executed Notice of Conversion (the form of which is attached as Exhibit A) at the principal office of the Maker.  Upon conversion, the Holder shall be entitled to receive, within a reasonable time, a certificate, issued in the Holder’s name or in such name or names as the Holder may direct, which shall evidence the shares of Common Stock issuable upon conversion.  The shares of common Stock so acquired shall be deemed to be issued as of the close of business on the date on which the Notice of Conversion is received by the Maker.  In the event the Note is converted in part, a replacement Note of like tenor evidencing the remaining principal amount owed after the Conversion shall be issued to the Holder.

6.

Adjustments of Conversion Price.  In the event of a merger, consolidation, reorganization, recapitalization or other change in the organizational structure of the Maker, reasonable and appropriate adjustments shall be made by the Board of Directors of the Maker (or if the Maker is not the surviving corporation in any such transaction, the Directors, Board of Directors or its equivalent of the surviving corporation) with respect to the shares of Common Stock the Holder is eligible to receive upon conversion of and pursuant to the terms of the Note.  Any such adjustments shall be conclusive and binding upon the Holder.

7.

No Rights as Stockholders.  This Note does not entitle the Holder to any voting rights or other rights as a Stockholder of the Maker prior to conversion and surrender of this Note.  Notwithstanding the foregoing, the Maker agrees, upon the request of the Holder, to transmit to the Holder such information, documents and reports, if any, as are generally distributed to holders of the Common Stock.  Upon valid conversion and surrender of this Note in accordance with the terms hereof, the Holder shall be deemed a Stockholder of Maker.

8.

Sale or Transfer of the Note and the Underlying Shares of Common Stock; Legend.  The Note and the underlying shares of Common Stock shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”) and applicable state securities laws, or (ii) such sale or transfer is exempt from the registration requirements of the Act and applicable state securities laws.  Each certificate, if any, representing the shares of Common Stock issued upon conversion of this Note shall bear a legend substantially in the following form:

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Prior to recognizing any transfer, the Company will be entitled to receive a written legal opinion of experienced securities counsel reasonably acceptable to the Company concerning compliance with federal and state securities laws; the expense of such legal opinion shall be paid by the transferor.  Such shares of Common Stock may be subject to additional restrictions on transfer imposed under applicable foreign securities laws.

9.

Modifications and Waivers.  This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

10.

No Liens.  Maker shall not, without the consent of Holders holding a majority in principal amount of the series of Convertible Notes, of which this Note is a part, voluntarily grant a security interest in all or substantially all of its ProAlgaZyme related assets.

11.

Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder or the Maker shall be delivered, or shall be sent by certified or registered mail, postage prepaid, or recognized overnight courier (with signature required) to the Holder at its address shown on the books of the Maker or in the case of the Maker, at the address indicated above, or, if different, at the principal office of the Maker.

12.

Loss, Theft, Destruction or Mutilation of Note or Certificate Representing Shares of Common Stock.  The Maker covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note or any certificate evidencing any shares of Common Stock and the posting of a bond reasonably acceptable to Maker, and upon surrender and cancellation of this Note or certificate evidencing shares of Common Stock, if mutilated, the Maker will make and deliver a new Note or certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note or certificate.

13.

Binding Effect on Successors.  This Note shall be binding upon any business association succeeding the Maker by merger, consolidation or acquisition of all or substantially all of the Maker’s assets.

14.

Governing Law.  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to the conflict of law principles thereof.

IN WITNESS WHEREOF, HEALTH ENHANCEMENT PRODUCTS, INC. has caused this Note to be executed by a representative thereunto duly authorized.

ORIGINAL ISSUANCE DATE:  As of July __, 2007

WITNESS:

Health Enhancement Products, Inc.

______________________________

By:______________________________

Name:

Thomas D. Ingolia, CEO,

Address:

duly authorized

EXHIBIT A

NOTICE OF CONVERSION

To:

Health Enhancement Products, Inc.

1.

The undersigned hereby elects to convert the attached Note into _______ shares of Common Stock of Health Enhancement Products, Inc. pursuant to the terms of the attached Note, and tenders herewith the Note for cancellation.

2.

Please issue a certificate representing said shares of Common Stock in the name of the undersigned.

3.

In the event that there remains unpaid principal after the conversion requested hereby, please issue a replacement Note for the remaining unpaid principal amount.

4.

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such securities.  The undersigned hereby confirms all the representations and warranties it originally made in the Convertible Note Subscription Agreement, including but not limited to that it continues to be, as of the date hereof, an “accredited investor,” as defined in such Subscription Agreement. The undersigned further represents that such securities shall not be sold or transferred unless either (i) it first shall have been registered under applicable federal and state securities laws or (ii) or an exemption from such registration requirements is available.

_____________________________

(Name)

_____________________________

(Address)

_____________________________

(Signature)

_____________________________

(Date)